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SCHEDULE A   (Dollars in Thousands, except per share data and ratios)
BIOTECHNICA INTERNATIONAL, INC.                        For the Years Ended June 30,
                                               1993        1994        1995        1996        1997        1998
                                            ------------------------------------------------------------------------
SELECTED BALANCE SHEET ITEMS                                                                            (Preliminary)


Accounts Receivable                              $1,454      $8,114      $7,778      $7,964      $7,068      $9,458
Inventory                                         2,222       7,342       6,927       5,976       8,330       7,761
Current Assets                                    4,154      18,734      15,209      14,287      15,735      17,711
Current Liabilities                               1,007      18,302      12,101      13,390      13,405      14,969
Working Capital                                   3,147         432       3,108         897       2,330       2,742
Short Term Debt                                       0      13,900       9,200       8,500      10,900       7,700
Current Maturities LTD                               20         164         115         107          31       3,600
Long Term Debt and Preferred Stock                2,261       8,571      12,455      12,292      14,261      15,761
Common Stockholders' Equity                       6,657      12,245       9,790       7,105       5,475       2,469
Total Capitalization (LT Debt + Equity)           8,918      20,816      22,245      19,397      19,736      18,230
Total Assets                                      9,925      39,320     345,002      32,957      33,436      33,630

SELECTED INCOME STATEMENT ITEMS

Sales                                             8,239      24,587      23,961      18,767      20,085      21,340
Cost of Goods Sold                                5,589      17,831      15,432      12,990      12,319      14,158
Gross Profit                                      2,650       6,756       8,529       5,777       7,766       7,182
Other Income                                         10          50         272         726         221         231
Interest Expense                                     55         405       1,068         832         880         966
Depreciation and Amortization Expense               610       1,140       1,553       1,402       1,453       1,439
Selling, General & Administrative Expenses        2,239       5,789       7,538       6,676       6,732       7,387
Other Operating Expenses                              0       1,444       2,522       1,695       1,815       1,830
Other Expenses                                        0           0           0           0           0         225
Pre-Tax Income                                      366        (832)     (2,327)     (2,700)     (1,440)     (2,995)
Taxes                                               148           0          67         (15)          9           1
Net Income From Continuing Operations               218        (832)     (2,394)     (2,685)     (1,449)     (2,996)
Discontinued Operations and/or Extraordinary         84           0           0           0           0           0
Net Income                                          302        (832)     (2,394)     (2,685)     (1,449)     (2,996)
Preferred Stock Dividends                             0           0         463         613         675         675
Net Inc. From Cont. Ops. Avail. for Common S        218        (832)     (2,857)     (3,298)     (2,124)     (3,671)
Net Income Available for Common Shares              302        (832)     (2,857)     (3,298)     (2,124)     (3,671)
EBITDA                                            1,031         713         294        (466)        893        (590)

SELECTED LIQUIDITY, COVERAGE & LEVERAGE RATIOS

Current Ratio                                      4.13        1.02        1.26        1.07        1.17        1.18
Collection Period (Days)                          64.41       71.02      121.04      153.08      136.59      141.33
Inventory Turnover                                 2.52        3.73        2.16        2.01        1.72        1.76
Sales/Assets (Avg.)                                0.83        1.00        0.12        0.10        0.61        0.64
EBIT/Interest + Preferred Dividends                7.65       -1.05       -0.82       -1.29       -0.36       -1.24
EBITDA/CMLTD+Interest + Preferred Dividends       13.75        1.25        0.18       -0.30        0.56       -0.11
Equity/Assets (Avg.)                               0.67        0.38        0.06        0.04        0.19        0.12
Equity/Ttl.Capitalization (Avg.)                   0.75        0.64        0.51        0.41        0.32        0.21

SELECTED PROFITABILITY RATIOS

Net Income Cont. Ops. Avail. Com./Sales            2.65%      -3.38%     -11.92%     -17.57%     -10.58%     -17.20%
Net Income Cont. Ops. Avail. Com./Avg. Equit       3.27%      -8.80%     -25.93%     -39.04%     -33.77%     -92.42%
Net Income Cont. Ops. Avail. Com./Avg. Asset       2.20%      -3.38%      -1.49%      -1.74%      -6.40%     -10.95%
Gross Profit/Sales                                32.16%      27.48%      35.60%      30.78%      38.67%      33.66%
Operating Expenses/Sales                          27.18%      29.42%      41.98%      44.60%      42.55%      43.19%
Taxes/Pre-Tax Income                              40.44%       0.00%      -2.88%       0.56%      -0.63%      -0.03%

                                                                                                                    Selectd Value
SELECTED EARNINGS AND PRICING RATIOS                                                                    Preliminary Sept 21, 1998

LTM EPS From Continuing Operations                $0.00      ($0.01)     ($0.02)     ($0.03)     ($0.02)     ($0.04)     ($0.04)*
Weighted Average EPS Cont. Ops. (5 Yr.)                                                                       $0.00       $0.00 *
Forecasted Next Year EPS (6/99)                                                                                          ($0.02)
Fully Diluted EPS (As Reported)                   $0.00      ($0.01)     ($0.02)     ($0.03)     ($0.02)     ($0.04)
Dividend Per Share                                $0.00       $0.00       $0.00       $0.00       $0.00       $0.00       $0.00 *
Dividend Yield                                                                                                             0.00%
Percentage Payout                                  0.00%       0.00%       0.00%       0.00%       0.00%       0.00%       0.00%
Last Twelve Months Sales Per Share                $0.08       $0.23       $0.20       $0.16       $0.18       $0.21       $0.21 *
Last Twelve Months EBITDA Per Share               $0.01       $0.01       $0.00      ($0.00)      $0.01      ($0.01)     ($0.01)*
Book Value Per Share                          $1,331.40       $0.10       $0.08       $0.05       $0.04       $0.00       $0.00 *
Price Per Share                                                                                                           $0.05
Invested Capital Per Share                                                                                                $0.34
Price Per Share / LTM EPS - Continuing Operations                                                                           nmf
Price Per Share / Wt. Avg. EPS Cont. Ops. (5 years)                                                                         nmf
Price Per Share / Forecasted EPS                                                                                            nmf
Price Per Share / Book Value Per Share                                                                                      nmf
Price Per Share / Sales Per Share (LTM)                                                                                    0.24 x
Price Per Share / EBITDA Per Share (LTM)                                                                                    nmf
Invested Capital Per Share / Sales Per Share (LTM)                                                                         1.63 x
Invested Capital Per Share / EBITDA Per Share (LTM)                                                                         nmf
End of Period Shares Outstanding                  5,000 121,434,379 115,379,628 115,379,628 104,055,577 103,055,577
Weighted Average Shares Outstanding          97,777,000 107,435,000 121,385,000 115,379,628 114,635,033 103,650,098

SELECTED GROWTH RATE CALCULATIONS

CAGR in Assets (1,2,3,4,5 Yrs.)                              296.17%     489.58%      49.19%      35.48%      27.64%
CAGR in Sales (1,2,3,4,5 Yrs.)                               198.42%      70.54%      31.58%      24.95%      20.97%
CAGR in F.D. EPS Cont. Ops. (1,2,3,4,5 Yrs.)                    nmf         nmf         nmf         nmf         nmf
EPS Cont. Ops. (5 Year Average)                                                                              ($0.02)
EPS Cont. Ops. (5 Year Standard Deviation)                                                                    $0.01
CAGR in F.D. EPS (1,2,3,4,5 Yrs.)                               nmf         nmf         nmf         nmf         nmf
EPS (5 Year Average)                                                                                         ($0.02)
EPS (5 Year Standard Deviation)                                                                               $0.01




                                                      EPS Cont. Ops. - Earnings per share before discontinued
                                                          operations and/or extraordinary and nonrecurring items
                                                      nmf - Not meaningful
                                                      n/a - Not available
                                                      * As of 6/30/98


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